UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 30, 2021

BLUE BIRD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-36267	46-3891989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3920 Arkwright Road
2nd Floor
Macon, Georgia 31210

(Address of principal executive offices and zip code)
(478) 822-2801

(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	BLBD	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 30, 2021, the Board of Directors (“Board”) of Blue Bird Corporation (the “Company”), following an executive search and interviews, approved the appointment of Razvan Radulescu as the Chief Financial Officer (“CFO”) of the Company, including as the principal financial and principal accounting officer, to be effective on October 1, 2021, as more fully described in Item 5.02(c) below.

As a result of the foregoing appointment, the recently appointed interim Chief Financial Officer (“CFO”), Phillip Tighe, will resign from the office of CFO on October 1, 2021. Mr. Tighe will continue his employment with the Company as a Senior Advisor through December 31, 2021 at his current salary, at which time Mr. Tighe’s employment will terminate.

(c) On August 30, 2021, the Board of Directors the Company, following an executive search and interviews, approved the appointment of Razvan Radulescu as the CFO of the Company, including as the principal financial and principal accounting officer, to be effective on October 1, 2021.

Prior to this appointment, Mr. Radulescu, age 47, has been employed in various management positions by Daimler AG since 2000. He has over 20 years of experience at Daimler AG in various roles of increasing responsibility in Finance and Controlling, as well as Procurement, including IT and Compliance. More recently, since 2020, Mr. Radulescu has served as General Manager – Procurement and Global Lead Cab Interior/Exterior and Aftersales, for Daimler Trucks North America (“DTNA”), responsible for all production and aftersales purchases, as well as the Global Daimler Trucks Cab Interior/Exterior parts and aftersales. From 2017 to 2020, Mr. Radulescu served as CFO of the Global Powertrain Trucks Business Unit in Stuttgart, Germany. From 2013 to 2017, Mr. Radulescu served as Controller – Freightliner Trucks for DTNA.

Mr. Radulescu has a Bachelor’s of Computer Science from Academy of Economics Studies in Bucharest, Romania and an MBA from Case Western Reserve University in Cleveland, OH.

The Compensation Committee of the Board has approved the following compensation terms for Mr. Radulescu. Mr. Radulescu will be provided a base salary of $450,000, and will be eligible for a potential annual cash bonus under the Company’s annual Management Incentive Plan (“MIP”) at a target level of 75% of his base salary. Mr. Radulescu will receive a sign-on cash bonus of $100,000 to be paid in January 2022, which shall be subject to a 100% claw back by the Company if Mr. Radulescu resigns from employment with the Company on or before September 30, 2023.

Mr. Radulescu will participate in the Company’s existing executive compensation and benefits programs along with the other executive officers of the Company, subject to the decisions of, and program administration by, the Compensation Committee of the Board, as described in the Company’s Definitive Proxy Statement dated February 8, 2021 with respect to its 2021 Annual Meeting of Stockholders. As described therein, long term incentive awards (LTIs) are granted in December of each year for the ensuing fiscal year. Mr. Radulescu will receive an LTI award for the Fiscal Year 2022 in December 2021 in accordance with the terms and conditions determined by the Compensation Committee. Historically, LTI awards vest annually in three equal tranches, include a performance component tied to the annual MIP, with a maximum forfeiture of 50%, and consist of 25% in stock options and 75% in restricted stock units (“RSUs”).

Mr. Radulescu will receive the Company’s standard relocation benefits, including up to six months of corporate housing in the Macon, Georgia area, and a one-time payment of $75,000 to offset moving expenses not otherwise reimbursed. In the event of termination without cause, Mr. Radulescu will receive twelve months’ salary as severance, subject to compliance with certain restrictive covenants (non-competition, non-solicitation and confidentiality).

(e) Mr. Radulescu’s compensation arrangements with the Company are described in Item 5.02(c) above, which are incorporated by reference into this Item 5.02(e).

Item 7.01 Regulation FD Disclosure.

In accordance with General Instruction B.2. to Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

On September 3, 2021, the Company issued a press release announcing the appointment of Razvan Radulescu as Chief Financial Officer, effective on October 1, 2021.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

99.1 Press Release of the Company dated September 3, 2021.

104 Cover Page Interactive Data File

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE BIRD CORPORATION

Dated:	September 3, 2021	/s/ Paul Yousif
Paul Yousif
Senior Vice President and General Counsel